January 11, 2017

Board of Directors

Global Bridge Capital, Inc.

15-7 Tower B, The Vertical Business Suite, Bangsar South City, No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia info@gbcapital.co

Re:	Form S-1 (file no. 333-000000), to be filed with the Securities and Exchange Commission for Global Bridge Capital, Inc., a Delaware corporation (the "Company")

CIK: 0001693801

Dear Ladies and Gentlemen:

This opinion is submitted pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 with respect to the registration of 2,000,000 newly issued shares of the Company's common stock, $.0001 par value (the “Shares”), for public sale by the issuer.

In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i. The Certificate of Incorporation of the Company, filed August 22, 2016;

ii. Bylaws of the Company;

iii. The Registration Statement noted above and the Exhibits thereto; and

iv. Such other documents and matters of law as I have deemed necessary for the expression of the opinion herein contained.

In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals of all copies submitted to me by the parties herein. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.

Based on the foregoing, I am of the opinion that the Shares, when issued as contained in this registration statement, will be duly and validly issued, duly authorized, fully paid and non-assessable.

This opinion is limited to the laws of the State of Delaware and federal law as in effect on the date of the effectiveness of the registration statement, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel" in the prospectus comprising part of the Registration Statement.

Sincerely,

/s/ Benjamin L. Bunker

Benjamin L. Bunker, Esq.